Exhibit 99.1
NEWS RELEASE

FOR IMMEDIATE RELEASE	CONTACT:	William E. Doyle, Jr.
July 26, 2011		(703) 814-7200
Alliance Bankshares Reports 2nd Quarter 2011 Results
Sixth Consecutive Quarter of Profitability
CHANTILLY, VA — Alliance Bankshares Corporation (NASDAQ — ABVA) today reported second quarter 2011 net income of $394,000, an increase of 106% over the $191,000 net income recorded for the second quarter of 2010. This represents income of $.08 per share versus $.04 for the same period in 2010. For the six month period ended June 30, 2011, net income rose to $759,000, or $.15 per share, versus $305,000, or $.06 per share, for the six month period ended June 30, 2010. Alliance’s regulatory capital ratios are strengthened since December 31, 2010, and remain above the levels necessary to be considered a “well capitalized” institution.
“We are pleased to report our sixth consecutive quarter of profitability,” noted William E. Doyle, Jr., President and Chief Executive Officer. “Opportunistic gains taking in the investments portfolio, combined with continued attention to non-interest expense management, served to offset reduced net interest income and higher costs associated with managing credit. Progress continues in repositioning the loan portfolio to reduce risks related to specific market segments and types of loans. New loan production achieved during the quarter offset scheduled amortization and targeted payouts, providing for a modest increase in the loan portfolio compared to the first quarter 2011.”
At June 30, 2011, total assets amounted to $536.0 million or a decline of $2.5 million compared to the December 31, 2010 level of $538.5 million. As of June 30, 2011, total loans were higher by $1.9 million from the March 31, 2011 level of $319.6 million but remained $10.8 million below the December 31, 2010 level of $332.3 million. Investment securities amounted to $109.0 million as of June 30, 2011, a decline of $26.9 million from the December 31, 2010 level of $135.9 million.
The nonperforming assets at June 30, 2011 amounted to $16.0 million, compared to $9.4 million at December 31, 2010. While modestly reduced from March 31, 2011 levels, NPAs remain above December 31, 2010 levels due to specific credit situations described in the prior quarter earnings release. The allowance for loan losses remained unchanged at $5.6 million, or 1.75% of loans after second quarter charged-off loans totaled $769,000, net of minimal recoveries.
Continued efforts to manage expenses have resulted in a decline in noninterest expense of $647,000 on a quarterly comparative basis, and nearly $1.5 million when comparing the respective six month period. Our net interest margin improved to 3.86% for the second quarter. This level is artificially depressed due to nonaccrual interest income reversals of $117,000.

Cautionary Statement Regarding Forward-Looking Statements. Certain statements contained in this report that are not historical facts may constitute “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. These statements can generally be identified by the use of words such as “may,” “will,” “should,” “could,” “would,” “plan,” “believe,” “expect,” “anticipate,” “intend” or words of similar meaning. These statements are inherently uncertain; there can be no assurance that the underlying assumptions will prove to be accurate. These forward-looking statements include statements relating to the Company’s anticipated future performance, mix of assets and liabilities and effects of efforts to reposition its business. Readers should not place undue reliance on such statements, which speak only as of the date of this release. The Company does not undertake to update any forward-looking statement that may be made from time to time by it or on its behalf.
Forward-looking statements are subject to risks, assumptions and uncertainties, and could be affected by many factors. Some factors that could cause the Company’s actual results to differ materially from those anticipated in these forward-looking statements include: interest rates, general business conditions, as well as conditions within the financial markets, general economic conditions, unemployment levels, the legislative/regulatory climate, including the effect of the Dodd-Frank Wall Street Reform Act and Consumer Protection Act of 2010 and related regulations, regulatory compliance costs, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve, the quality/composition of the loan portfolios and the value of related collateral, the value of securities the Company holds, charge-offs on loans and the adequacy of the allowance for loan losses, loan demand, deposit flows, counterparty strength, competition, reliance on third parties for key services, the health of the real estate markets, the outcome of the Company’s repositioning initiatives, and changes in accounting principles.
More information on Alliance Bankshares Corporation can be found online at
www.alliancebankva.com, or by phoning an Alliance office.
###

ALLIANCE BANKSHARES CORPORATION
Consolidated Balance Sheets

	June 30,	December 31,	June 30,
	2011*	2010	2010*

	(Dollars in thousands)
ASSETS

Cash and due from banks	$62,436	$24,078	$93,083
Federal funds sold	20,359	17,870	25,238
Trading securities, at fair value	658	2,075	2,250
Investment securities available-for-sale, at fair value	108,805	135,852	128,907
Restricted stock, at cost	5,565	6,355	6,937

Loans, net of unearned discount and fees	321,489	332,310	342,089
Less: allowance for loan losses	(5,610)	(5,281)	(5,203)

Loans, net	315,879	327,029	336,886

Premises and equipment, net	1,644	1,584	1,864
Other real estate owned (OREO)	4,312	4,627	7,366
Other assets	16,330	19,041	17,029

TOTAL ASSETS	535,988	538,511	619,560

LIABILITIES AND STOCKHOLDERS’ EQUITY

Non-interest bearing deposits	$130,838	$124,639	$158,724
Savings and NOW deposits	57,633	56,569	69,804
Money market deposits	23,933	25,524	27,746
Time deposits	199,628	200,211	230,079

Total deposits	412,032	406,943	486,353

Repurchase agreements, federal funds purchased and other borrowings	33,882	43,153	33,125
Federal Home Loan Bank advances ($26,281, $26,208 and $26,223 at fair value)	41,281	41,208	51,223
Trust Preferred Capital Notes	10,310	10,310	10,310
Other liabilities	2,704	3,212	2,899

TOTAL LIABILITIES	500,209	504,826	583,910

Common stock, $4 par value; 15,000,000 shares authorized; 5,108,969 shares issued and outstanding at June 30, 2011 and 5,106,819 issued and outstanding at December 31, 2010 and June 30, 2010	20,436	20,427	20,427
Capital surplus	25,854	25,857	25,822
Retained (deficit)	(11,552)	(12,311)	(12,712)
Accumulated other comprehensive income (loss), net	1,041	(288)	2,113

TOTAL STOCKHOLDERS’ EQUITY	35,779	33,685	35,650

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$535,988	$538,511	$619,560

*	Unaudited financial results

ALLIANCE BANKSHARES CORPORATION
Consolidated Income Statements

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2011*	2010*	2011*	2010*
	(Dollars in thousands, except per share)
INTEREST INCOME:
Loans	$4,555	$5,228	$9,100	$10,368
Trading securities	12	49	45	137
Investment securities	1,167	1,637	2,488	3,379
Federal funds sold	12	11	22	22

Total interest income	5,746	6,925	11,655	13,906

INTEREST EXPENSE:
Savings and NOW deposits	30	55	62	127
Time deposits	971	1,468	1,968	3,134
Money market deposits	45	72	94	151
Repurchase agreements, federal funds purchased and other borrowings	52	82	140	206
FHLB advances	256	305	515	584
Trust preferred capital notes	93	88	185	174

Total interest expense	1,447	2,070	2,964	4,376

Net interest income	4,299	4,855	8,691	9,530
Provision for loan losses	769	675	1,075	950

Net interest income after provision for loan losses	3,530	4,180	7,616	8,580

OTHER INCOME:
Deposit account service charges	39	45	76	123
Net gain on sale of available-for-sale securities	835	803	914	1,059
Trading activity and fair value adjustments	(130)	(426)	(106)	(616)
Other operating income	75	(9)	119	108

Total other income	819	413	1,003	674

OTHER EXPENSES:
Salaries and employee benefits	1,404	1,547	2,796	3,550
Occupancy expense	564	645	1,125	1,273
Equipment expense	155	185	323	379
Other real estate owned expense	16	351	51	394
FDIC assessments	290	302	640	665
Operating expenses	1,335	1,381	2,552	2,697

Total other expenses	3,764	4,411	7,487	8,958

Income before income taxes	585	182	1,132	296
Income tax expense	191	(9)	373	(9)

NET INCOME	$394	$191	$759	$305

Net income per common share, basic	$0.08	$0.04	$0.15	$0.06

Net income per common share, diluted	$0.08	$0.04	$0.15	$0.06

Weighted average number of shares, basic	5,108,821	5,106,819	5,108,436	5,106,819

Weighted average number of shares, diluted	5,134,153	5,107,788	5,125,151	5,107,737

*	Unaudited financial results

ALLIANCE BANKSHARES CORPORATION
Consolidated Statistical Information
Performance Information

	June 30,	June 30,
	2011*	2010*
	(Dollars in thousands, except per share)
Performance Information:

For The Three Months Ended:
Average loans	$320,845	$348,425
Average earning assets	449,770	518,154
Average assets	489,814	563,045
Average non-interest bearing deposits	91,033	97,884
Average total deposits	362,512	407,983
Average interest-bearing liabilities	361,398	427,757
Average stockholder equity	34,581	34,663
Net interest margin (1)	3.86%	3.84%
Net income per share, basic	$0.08	$0.04
Net income per share, diluted	$0.08	$0.04

For The Six Months Ended:
Average loans	$322,986	$352,965
Average earning assets	461,962	524,174
Average assets	501,238	569,036
Average non-interest bearing deposits	89,505	91,632
Average total deposits	359,888	411,422
Average interest-bearing liabilities	375,087	440,839
Average equity	34,102	34,041
Return on average assets	0.14%	0.11%
Return on average equity	2.21%	1.81%
Net interest margin (1)	3.82%	3.75%
Net income (loss) per share, basic	$0.15	$0.06
Net income (loss) per share, diluted	0.15	0.06

*	Unaudited financial results

(1)	On a fully-tax equivalent basis assuming a 34% federal tax rate.

ALLIANCE BANKSHARES CORPORATION
Consolidated Statistical Information
Credit Quality Information (1)

	June 30,	December 31,	June 30,
	2011*	2010	2010*
	(Dollars in thousands)
Credit Quality Information:
Nonperforming assets:
Impaired loans (performing loans with a specific allowance)	$—	$2,400	$641
Non-accrual loans	10,521	1,903	3,537
Loans past due 90 days and still accruing	408	256	—
Troubled debt restructured	749	212	—
OREO	4,312	4,627	7,366

Total nonperforming assets	$15,990	$9,398	$11,544

Specific reserves associated with impaired & non-accrual loans	$1,533	$873	$994

Largest components of the nonperforming assets listed above:
June 30, 2011 non-accrual loans (92% of the total)
$2.7 million which is secured by commercial real estate.
$2.4 million which is secured by residential land.
$1.1 million which is secured by commercial land.
$1.3 million which is secured by 11 residential properties.
$1.1 million which is secured by commercial equipment and receivables.
$547 thousand which is secured by residential building lots.
$535 thousand which is secured by a residential property and lot.
June 30, 2011 OREO (97% of the total)
$1.5 million which is acreage near Winchester, Virginia. (OREO as of 9/30/07)
$879 thousand which is acreage in Woodstock, VA. (OREO as of 3/31/08)
$837 thousand which is property in Charles Town, WV. (OREO as of 6/30/10)
$477 thousand which consists of two parcels of land in Northern Virginia. (OREO as of 3/31/08)
$210 thousand which is an industrial condo in Northern Virginina. (OREO as of 3/31/11)
$156 thousand which is acreage in Spotsylvania, VA. (OREO as of 12/31/10)
$117 thousand which is a commercial lot in King George, VA. (OREO as of 3/31/10)

*	Unaudited financial results

(1)	The allowance for loan losses includes a specific allocation for all impaired loans. Nonperforming assets are defined as impaired loans, non-accrual loans, OREO, troubled debt restructured, and loans past due 90 days or more and still accruing interest.

ALLIANCE BANKSHARES CORPORATION
Consolidated Statistical Information
Credit Quality Information (1)

	June 30,	June 30,
For The Six Months Ended:	2011*	2010*
	(Dollars in thousands)
Balance, beginning of period	$5,281	$5,619
Provision for loan losses	1,075	950
Loans charged off	(986)	(1,408)
Recoveries of loans charged off	240	42

Net charge-offs	(746)	(1,366)

Balance, end of period	$5,610	$5,203

	June 30,		March 31,		December 31,		September 30,		June 30,
	2011		2011		2010*		2010*		2010*
Ratios:
Allowance for loan losses to total loans	1.75%		1.75%		1.59%		1.55%		1.52%

Allowance for loan losses to non-accrual loans	0.53	X	0.48	X	2.8	X	1.7	X	1.5	X

Allowance for loan losses to nonperforming assets	0.35	X	0.33	X	0.6	X	0.7	X	0.5	X

Nonperforming assets to total assets	2.98%		3.16%		1.66%		1.29%		1.86%

Net charge-offs to average loans	0.46%		0.03%		0.61%		0.66%		0.77%

*	Unaudited financial results

(1)	The allowance for loan losses includes a specific allocation for all impaired loans. Nonperforming assets are defined as impaired loans, non-accrual loans, OREO, troubled debt restructured, and loans past due 90 days or more and still accruing interest.

ALLIANCE BANKSHARES CORPORATION
Consolidated Statistical Information
Trading Asset & Liability Summary

	June 30, 2011		December 31, 2010
	Fair		Fair
Trading Securities	Value	Yield	Value	Yield
		(Dollars in thousands)
PCMOs [1]	$658	5.43%	$2,075	5.32%

Totals	$658	5.43%	$2,075	5.32%

[1]	As of June 30, 2011 trading securities consisted of one PCMO instrument. This PCMO was rated AAA by at least one ratings agency on the purchase date. Currently the security has a rating below investment grade. The instrument is currently performing as expected.

	June 30, 2011	December 31, 2010
	Fair	Fair
Fair Value Assets and Liabilities	Value	Value
	(Dollars in thousands)
Trading securities	$658	$2,075

FHLB advances	26,281	26,208

ALLIANCE BANKSHARES CORPORATION
Consolidated Statistical Information
Capital Information

	June 30,	December 31,
	2011*	2010
	(Dollars in thousands, except per share)
Capital Information:
Book value per share	$7.00	$6.60
Tier I risk-based capital ratio	12.1%	11.6%
Total risk-based capital ratio	13.4%	12.9%
Leverage capital ratio	8.3%	7.5%
Total equity to total assets ratio	6.7%	6.3%

*	Unaudited financial results

ALLIANCE BANKSHARES CORPORATION
Components of Stockholder Equity
on a Book Value per Share Basis

	Six Months	Twelve Months	Six Months
	Ended June 30,	Ended December 31,	Ended June 30,
	2011	2010	2010

Book Value Per Share, beginning of the period	$6.60	$6.49	$6.49

Net income (loss) per common share	0.15	0.14	0.06
Effects of Changes in Other Comprenshive Income [1]	0.25	(0.03)	0.43

Book Value Per Share, end of the period	$7.00	$6.60	$6.98

[1]	Other Comprehensive Income represents the unrealized gains or losses associated with available-for-sale securities and the related reclassification adjustments.